Registration No.

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             -------------------
                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             -------------------

                         THE BERKSHIRE GAS COMPANY
           (Exact Name of Registrant as Specified in its Charter)

              MASSACHUSETTS                         04-1731220
    (State of Other Jurisdiction of      (I.R.S. Employer Identification
     Incorporation or Organization)                   Number)

                              115 Cheshire Road
                       Pittsfield, Massachusetts 01201
                                413-442-1511
    (Address, Including Zip Code, and Telephone Number, Including Area Code
                of Registrant's Principal Executive Offices)
                             -------------------

                        SCOTT S. ROBINSON, President
             115 Cheshire Road, Pittsfield, Massachusetts 01201
                               (413) 442-1511
          (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)
                             -------------------

      Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]  _______________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             -------------------

                       CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                 Proposed maximum     Proposed maximum
Title of each class of           Amount to be     offering price         aggregate           Amount of
securities to be registered       registered         per share         offering price     registration fee
----------------------------------------------------------------------------------------------------------

Common Stock, $2.50
 par value................      200,000 shares        *$23.75            $4,750,000           $1,320.50
----------------------------------------------------------------------------------------------------------

<F*> Used only for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based upon the average of the reported bid and asked prices of such securities on November 5, 1998.


PROSPECTUS

                               200,000 Shares

                            [Berkshire Gas Logo]

                          The Berkshire Gas Company

                                Common Stock
                             -------------------

All of the Shares of Common Stock being offered are being sold by the Company. Our Common Stock is listed and traded on the NASDAQ National Market System under the symbol "BGAS." The last reported sale price of the Common Stock on the NASDAQ National Market System on November 9, 1998 was $23.25 per share.
                             -------------------

All of the securities being offered will be sold through our Share Owner Dividend Reinvestment and Stock Purchase Plan.

The price of these securities will be a percentage of the average of the daily high and low sales prices for our Common Stock on the NASDAQ National Market System, for the five consecutive trading days up to and including the date of the purchase. (See the response to Question 11 - What will be the price of the Common Stock purchased under the Plan? - on P.6)
                             -------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                             -------------------

                 This Prospectus is dated November 10, 1998


                          The Berkshire Gas Company
                              115 Cheshire Road
                       Pittsfield, Massachusetts 01201
                               (413-442-1511)

          Share Owner Dividend Reinvestment and Stock Purchase Plan
                               200,000 Shares
                        Common Stock, $2.50 Par Value

      The Share Owner Dividend Reinvestment and Stock Purchase Plan (the "Plan") of The Berkshire Gas Company (the "Company") provides holders of record of Common Stock of the Company a simple and convenient method of investing in additional shares of Common Stock of the Company.

      Participants in the Plan may:

      * automatically reinvest cash dividends on all or a portion of their shares;

      * make optional cash investments in the Company at any time, from a minimum amount of $15.00 in any calendar month, to a maximum amount of $5,000 in any calendar quarter; or

      * reinvest their cash dividends and make optional cash investments in the Company.

      The price for shares purchased through the Plan shall be equal to 97% of the average of the daily high and low sales prices for the Company's Common Stock (as quoted in the NASDAQ National Market System) for the five consecutive trading days prior to and including the date of purchase (the "Average"). If the price of shares to be purchased under the Plan falls below the book value of such shares, then the price for such shares shall be equal to 100% of the Average.

      Participants may not purchase shares of Common Stock through the Plan if the price for such shares would be less than their par value.

      The Company will not pay any underwriting discounts or commission in connection with the sale of the Common Stock pursuant to the Plan. The Company realizes proceeds from such sales equal to the sales price less customary administrative and legal fees.

      This Prospectus relates to authorized shares of Common Stock of the Company registered under the Plan.

                             -------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


              The date of this Prospectus is November 10, 1998.


      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                     WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      Additional updating information with respect to the securities and the Plan may be provided in the future to the Plan participants by means of appendices to this Prospectus.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or deregister all remaining unsold securities.

      * The Company's Annual Report on Form 10-K for the year ended June 30, 1998, filed pursuant to the Securities Exchange Act of 1934 which contains, either directly or by incorporation by reference, audited financial statements for the Company's most recent fiscal year.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                             Cheryl M. Clark,
                             The Berkshire Gas Company,
                             115 Cheshire Road,
                             Pittsfield, Massachusetts 01201
                             Telephone: (413) 442-1511.


                                 THE COMPANY

      The Berkshire Gas Company is a public utility company incorporated in Massachusetts in 1853. We are engaged primarily in the distribution, sale and transportation of natural gas for residential, commercial and industrial use, and also sell and lease gas-burning equipment and market liquefied petroleum gas through our Berkshire Propane operations. We have also formed a strategic marketing alliance with Conectiv/CNE, LLC to engage in energy marketing activities. We provide natural gas service in nineteen communities, including the cities of Pittsfield and North Adams, the towns of Adams, Amherst, Great Barrington, Greenfield and Williamstown, and twelve similar municipalities. While primarily residential in character, our service territory also includes industrial, agricultural and educational facilities and resort areas. Our utility business is subject to the regulatory jurisdiction of the Massachusetts Department of Telecommunications and Energy with respect to rates, adequacy of service, issuance of securities, accounting and other matters.

                                THE OFFERING

      We are offering 200,000 shares of the Company's Common Stock.

                               USE OF PROCEEDS

      We cannot predict either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. We intend to use the proceeds from any such sales from time to time to purchase additional property, plant and equipment or to repay temporary indebtedness incurred to finance such additions.

                           DESCRIPTION OF THE PLAN

      The following is a description of the Plan presented in a question and answer format.

Purpose

1.  What is the purpose of the Plan?

      The purpose of the Plan is to provide holders of record of Common Stock of the Company a simple and convenient method of investing cash dividends and optional cash payments in additional shares of Common Stock of the Company. Also, because participants in the Plan will purchase shares directly from us, we will receive funds needed for our corporate purposes (see "Use of Proceeds" herein).

Advantages

2.  What are the advantages of the Plan?

      Participants in the Plan may:

      * automatically reinvest cash dividends on all or a portion of their shares;

      * make optional cash investments in the Company at any time, from a minimum amount of $15.00 in any calendar month, to a maximum amount of $5,000.00 in any calendar quarter; or

      * reinvest their cash dividends and make optional cash investments in the Company.

      The shares of Common Stock purchased on behalf of participants in the Plan generally will be purchased at a discounted price, which price, and the restrictions thereon, are more fully explained in the answer to Question 11 of this Prospectus.

      Participants in the Plan will not pay any brokerage commissions, service charges, or other expenses in connection with purchases under the Plan. Since fractional shares, as well as full shares, may be credited to participants' accounts, participants may fully invest funds. In addition, dividends in respect of such fractional shares, as well as full shares, will be credited to participants' accounts. Participants avoid the necessity for safekeeping of stock certificates for shares credited to their accounts. Regular statements of account simplify record keeping.

Plan Administration

3.  Who administers the Plan for participants?

      The Plan is administered by the Share Owner Dividend Reinvestment and Stock Purchase Plan Committee (the "Committee") appointed by our Board of Directors. The Committee shall determine the rights of the participants in accordance with the Plan and interpret the Plan as it deems necessary or desirable in connection with its operation. The Committee may adopt such rules and regulations as it deems appropriate to promote the objectives of the Plan. All correspondence with regard to the Plan, except communications otherwise specified herein to be directed to the Agent referred to in Question 4, should be addressed to The Berkshire Gas Company, Attention:
Secretary of the Share Owner Dividend Reinvestment and Stock Purchase Plan Committee, 115 Cheshire Road, Pittsfield, Massachusetts 01201.

4.  Who is the agent for the Plan participants?

      The designated agent under the Plan is State Street Bank and Trust Company (the "Agent"). The Agent will be responsible for investing participants' funds and keeping continuous records of participants' accounts. The Agent will send participants statements of account at least quarterly and perform other duties for Plan participants as needed. All authorization forms, optional cash payments, notices of withdrawal and other communications with the Agent should be sent to:

                             State Street Bank and Trust Company
                             P.O. Box 8209
                             Boston, Massachusetts 02101-8209

If State Street Bank and Trust Company ceases to act as Agent under the Plan, either the Company or the Committee will designate another agent.

Eligibility and Participation

5.  Who is eligible to participate?

      * All holders of record of ten or more shares of Common Stock of the Company who are not employed by us;

      *  All of our employees who own of record one or more shares; and

      * Shareholders of the Company who hold their shares in "street" name may participate in the Plan through the Depository Trust Company. (You should contact your broker for this service.) These shareholders, however, may only reinvest dividends and may not use optional cash payments for the purchase of shares through the Plan.

6.  How may an eligible person join the Plan?

      A shareholder may join the Plan at any time by signing an "Authorization Form" and returning it to the Agent. Authorization Forms are automatically sent to new shareholders or may be obtained upon request from the Company at the address set forth in Question 3 or from the Agent at the address set forth in Question 4. A shareholder may also join the Plan by telephoning the Transfer Agent at 1-800-426-5523.

7.  What does the Authorization Form provide?

      The Authorization Form directs:

      (a) us to pay to the Agent the cash dividends on all or a specified portion of the shares of Common Stock in a participant's name and on all shares credited to such participant's Plan account; and

      (b) the Agent to use these cash dividends, together with any optional cash payments made by the participant, to purchase shares of Common Stock from us.

      The Authorization Form provides for the purchase of shares through the following investment options:

      *  Reinvest dividends on all of the shares held by a participant;

      * Reinvest dividends on fewer than all of the shares held by a participant and continue to receive cash dividends on the other shares; or

      * Invest by making optional payments at any time in any amount from a minimum of $15.00 in any calendar month to a maximum aggregate of $5,000.00 in any calendar quarter, whether or not dividends are being reinvested.

      A participant may change the investment option at any time by signing a new Authorization Form and returning it to the Agent, or by telephone as noted above in Question 6.

      Cash dividends on shares credited to the participant's account under the Plan are automatically reinvested in additional Common Stock.

8.  When may a shareholder join the Plan?

      A shareholder may enroll in the Plan at any time. The Authorization Form or telephone request must be received by the Agent by the last day of the month immediately preceding the month in which the next dividend is paid in order to reinvest that dividend. If received after that date, the shareholder's participation in the Plan will become effective on the next dividend payment date. Dividends historically have been paid on the fifteenth day of the months of January, April, July and October, but the Company reserves the right to change its dividend payment dates at any time, or to suspend dividend payments at any time.

      For example, in order to invest a quarterly dividend payable on October 15, 1998, a shareholder's Authorization Form must be received by the Agent no later than September 30, 1998. If the Authorization Form is received after September 30, 1998, the dividend payable on October 15, 1998 will be paid in cash and the shareholder's participation in dividend reinvestment will commence on the next dividend payment date.

Cost to Participants

9.  Are there any costs to the participants under the Plan?

      We will pay all of the administration fees incurred in connection with the Plan. Plan participants will not have to pay any brokerage fees or transfer taxes when they purchase shares of Common Stock from us through the Plan. However, participants will bear certain expenses upon their withdrawal from the Plan or if we terminate the Plan (see Question 19).

Purchases

10. How many shares of Common Stock will the Agent purchase for participants?

      The number of shares to be purchased by the Agent for a particular participant in the Plan will depend upon the amount of dividends to which the participant is entitled, any optional cash payments made by the participant, and the purchase price of the Common Stock. For a given participant, the Agent will purchase that number of shares, including fractional shares computed to four decimal places, equal to the total dollar amount to be invested by that participant divided by the purchase price per share of the Common Stock.

11.  What will be the price of the Common Stock purchased under the Plan?

      The price for shares purchased through the Plan shall be equal to 97% of the average of the daily high and low sales prices for the Company's Common Stock (as quoted in the NASDAQ National Market System) for the five consecutive trading days prior to and including the date of purchase (or, in the event that the NASDAQ National Market System is closed on the day of purchase, for the five consecutive trading days immediately preceding the date of purchase) (the "Average"). If the price of shares to be purchased under the Plan falls below the book value of the shares, then the price shall be equal to 100% of the Average. We will provide written notification to Plan participants in the event we suspend the "discount" price.

      Participants may not purchase shares of Common Stock through the Plan if the price for a share would be less than the par value of such share, currently $2.50.

Optional Cash Payments

12.  How are optional cash payments made?

      Optional cash payments may be made at any time, from a minimum amount of $15 in any calendar month to a maximum of $5,000.00 in any calendar quarter. Optional cash payments may be made in varying amounts and there is no obligation to make regular optional cash payments. Checks or money orders for optional cash payments must be made payable to State Street Bank and Trust Company and mailed to the Agent at the address set forth herein under Question 4.

13. When must optional cash payments be received by the Agent to be invested?

      Optional cash payments will be invested on the fifteenth of each month, whether or not such date is a business day. Optional cash payments must be received by the Agent no later than the fifteenth day of any month in order to be invested that month. Optional cash payments received by the Agent after the fifteenth of the month will be held for investment in the following month.

         YOU WILL NOT RECEIVE ANY INTEREST ON OPTIONAL CASH PAYMENTS

      If you make an optional cash payment and then decide that you do not want to make that investment, you must make a written request to the Agent to return your optional cash payment and the Agent must receive this request at least 48 hours prior to the next investment date for optional cash payments. Otherwise, your optional cash payment will be invested in Common Stock through the Plan.

Reports to Participants

14.  What record will a participant have of his or her purchases?

      Each participant (of record) in the Plan will receive from the Agent a statement of account at least quarterly showing amounts invested, purchase prices, shares purchased and other information for the preceding quarter and the year-to-date. These statements are a participant's continuing record of the cost of such participant's purchases and should be retained for income tax purposes.

15.  What other reports will participants receive?

      Plan participants (of record) will receive the same communications sent to every other holder of the Company's Common Stock, including our Annual Report to Shareholders, a Notice of Annual Meeting of Shareholders and Proxy Statement, a proxy, and income tax information forms reporting dividends paid. Shareholders who hold their shares in street name may request these reports from us or their broker.

Certificates for Shares

16. Will certificates be issued to participants for shares purchased under the Plan?

      Normally, participants will not receive certificates for Common Stock purchased under the Plan. The participant's quarterly statement of account will show the number of shares held in the participant's account under the Plan. However, within five business days of receipt by the Agent of a written request from a participant, certificates for any number of whole shares credited to a participant's account under the Plan will be issued to the participant. Any remaining full shares and any fractional share will continue to be held in the participant's account. Certificates for fractional shares will not be issued under any circumstances. The issuance of certificates will not terminate the participant's continuation of the Plan. Any request for the issuance of certificates to a participant should be mailed to the Agent at the address set forth under Question 4.

      Shares credited to the account of a participant in the Plan may not be acceptable as collateral for loans. A participant who wishes to pledge such shares should request that certificates for such shares be issued and delivered to such participant.

17. In whose name will certificates be registered when issued to a participant?

      The certificates will be issued in the name under which the participant's shares were registered upon enrolling in the Plan.

Withdrawal from the Plan

18.  When may a participant withdraw from the Plan?

      A participant may withdraw from the Plan at any time. If a notice of withdrawal is received by the Agent at least ten days prior to the record date for the next dividend, such dividend and all subsequent dividends will be paid in cash to the withdrawing participant. If such notice of withdrawal is received by the Agent subsequent to the date specified, such dividends will be invested under the Plan for the participant's account. All subsequent dividends will be paid in cash to the withdrawing participant. Investment of any optional cash payments will be cancelled upon receipt by the Agent of such notice of withdrawal at least 48 hours prior to an investment date for optional cash payments, and any optional cash payments received prior to such withdrawal date will be returned to the withdrawing participant.

      Any shareholder who has withdrawn from the Plan may re-enroll at any time upon submission of an Authorization Form or telephone request to the Transfer Agent, as provided under Question 6. Until such time, dividends will be paid to such shareholder in cash.

19.  How does a participant withdraw from the Plan?

      In order to withdraw from the Plan, a participant must write to the Agent at the address set forth under Question 4, notifying the Agent that such participant is withdrawing from the Plan. The notice must also state the participant's account number. To facilitate the withdrawal, the participant may forward the bottom portion of such participant's most recent quarterly account statement.

      When a participant withdraws from the Plan, or upon termination of the Plan by the Company, the Agent will cause a certificate or certificates for the full shares credited to the participant's account to be issued and delivered to the participant. The participant's interest in any fractional share will be converted to cash using a share price equal to the average of the daily high and low sales prices for the Company's Common Stock for the five consecutive trading days ending on and including such date of withdrawal. Upon withdrawal from the Plan, the participant may also request in writing that some or all of the shares, both whole and fractional, held in such participant's Plan account be sold. If the participant so requests, the Agent will sell such shares and deliver to the participant the proceeds, less a handling charge of 5% of the proceeds received from such sale or $5.00 (whichever is less), and any broker's commissions and transfer taxes payable.

      Shares will be sold for the participant only upon the receipt by the Agent of clear written instructions to sell at the prevailing market price and the proper documents to effect the sale. Such documents include a stock power, signed by the registered owner exactly as such owner's name appears on the Agent's records, with signature guaranteed according to the Uniform Commercial Code by a commercial bank that is a member of the Federal Deposit Insurance Corporation or by a member firm of the New York, American, Boston, Midwest or Pacific Stock Exchange (Medallion Guarantee). If the shares are held of record in the name of a corporation, partnership, trust or other fiduciary or if a record owner has died, the Agent may require certified and current evidence of authority before accepting a request to sell shares credited to a participant.

Voting Rights

20.  How are participant's shares voted?

      All shares owned by the participant, whether held by the shareholder directly or by the Agent under the Plan for such shareholder's account, will be aggregated for voting purposes. Each participant in the Plan will receive a proxy indicating the total number of shares of Common Stock held by the participant, including shares registered in such participant's name and shares credited to such participant's account under the Plan.

      Instruction forms for voting purposes will be forwarded to the participant. Alternatively, a participant may vote the shares registered in such participant's name and shares credited to such participant's Plan account in person at meetings of the Company's shareholders.

Income Tax Information

21. What are the federal income tax consequences of participation in the Plan?

a.  General:

      In general, participants in the Plan have the same federal income tax obligations with respect to reinvested dividends as with dividends not reinvested under the Plan. We understand that Participants are treated for federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to (1) shares of Common Stock held in the participant's account under the Plan, and (2) shares of Common Stock owned directly by the participant (the dividends from which may or may not be reinvested under the Plan). This is required even though the reinvested dividends are not actually received but are applied to the purchase of additional shares.

      To the extent that Plan participants purchase shares through the Plan at a discount, for federal income tax purposes, such participants will be deemed to have received income equal to the value of the additional shares, or fraction thereof, purchased as a result of the discount.

      The tax basis of shares purchased through the Plan is the purchase price, before discount if any, per share of the stock on the investment date. (See Question 11.) The holding period for shares purchased with dividends or optional cash payments begins on the day after the applicable date of investment.

      A participant will not realize any taxable income upon receiving certificates for whole shares, either upon request for certificates for those shares or upon withdrawal from or termination of the Plan. However, a participant may realize ordinary income or a capital gain or loss on any cash payment that is made in settlement of a fractional share upon withdrawal from or termination of the Plan. Ordinary income or capital gain or loss may also be realized upon withdrawal from the Plan, when any or all whole shares are sold by the participant. The amount of income, capital gain or loss will be the difference between the amount received and the tax basis for both the fractional and whole shares which are sold.

b.  Tax Information Forms:

      Following each tax year, the Company sends each participant a United States Information Return (Form 1099 Div. B) reporting the taxable dividends and the aggregate discount received by the participant for that tax year. This form contains the information necessary for each participant to complete the dividend income information on such participant's federal income tax return. Generally, the amount in the box labeled "Total Dividends For The Calendar Year" should be included on a participant's federal income tax return as taxable income.

      Tax consequences will vary depending on the special circumstances of each participant (and for shares purchased between 1982 and 1985, where taxes on reinvested dividends may have been deferred under then effective law). For additional information and any questions regarding tax consequences of participation in the Plan, participants should consult their own tax advisors.

22. What provision is made for foreign shareholders whose dividends are subject to United States' income tax withholdings?

      In the case of those foreign shareholders whose dividends are subject to United States' income tax withholding, the Agent will first deduct the amount of such taxes and then apply the remaining amount of the participant's dividend to the purchase of Common Stock. If such foreign participants desire to invest the full amount of their dividends, they may tender cash payments to the Agent equal to the amount of tax withheld. The minimum optional cash payment requirement of $15.00 will be waived to accommodate all payments, regardless of size, made by foreign shareholders for this express purpose. Such payments will be invested for the foreign shareholders for this express purpose. Such payments will be invested for the foreign participants on the regular dividend investment date for all participants if received by the Agent prior to that date. In addition, foreign shareholders may make optional cash payments.

Miscellaneous

23. What are the responsibilities of the Agent and the Company under the Plan?

      Neither we nor the Agent will be liable for any act done in good faith or for any good faith omission to act in administering the Plan including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

      Participants should recognize that neither we nor the Agent can assure them of a profit or protect them against a loss on the shares purchased by participants under the Plan, nor guarantee the existence, frequency or amount of any future dividends on the shares declared or paid by us.

24.  May the Plan be changed or discontinued?

      Although we hope that shareholder response will justify continuing the Plan indefinitely, we reserve the right to modify, suspend or terminate the plan at any time, specifically including, but not limited to the operation of the 3% price discount referred to above. Notice of any such action will be mailed to all participants at their address of record.

If we terminate the Plan:

      * we will issue certificates for whole shares credited to a participant's account under the Plan; and

      * we will pay the participant, in cash, the value of any fractional share credited to the participant's account, in lieu of issuing a certificate for that fractional share.

      * We reserve the right to interpret and regulate the Plan as may be necessary, appropriate or desirable in connection with the operation of the Plan.

25. What happens if a participant sells or transfers all the shares registered to the participant?

      If a participant sells or transfers all of the shares registered in the participant's name:

      *  participation in the Plan will terminate automatically;

      * certificates for whole shares credited to the former participant's account under the Plan will be issued to the former participant; and

      * a cash payment will be made to the former participant for any fractional share, in each case, as of the date of such transfer or sale, in lieu of issuing a certificate to the former participant for that fractional share.

                          DIVIDENDS ON COMMON STOCK

      The following table sets forth the cash dividends declared and paid on the Company's Common Stock for the periods shown:

                                              Dividend
            Quarter Ended                     Per Share
            -------------                     ---------

            March 31, 1996                      $.275
            June 30, 1996                       $.28
            September 30, 1996                  $.28
            December 31, 1996                   $.28
            March 31, 1997                      $.28
            June 30, 1997                       $.285
            September 30, 1997                  $.285
            December 31, 1997                   $.285
            March 31, 1998                      $.285
            June 30, 1998                       $.29
            September 30, 1998                  $.29

      We intend to declare and pay dividends quarterly on our Common Stock, but we can make no representations concerning the amount or frequency of future dividends. The Board of Directors determines, from time to time, whether to declare dividends in the light of the Company's earnings, cash position and other relevant factors. Reference is made to "Description of Common Stock" herein for information with respect to limitations on the payment of dividends.

                          COMMON STOCK PRICE RANGE

      Our Common Stock is traded on the NASDAQ National Market System. The table below sets forth the high and low average of the bid and asked prices for shares of our Common Stock, as reported by the National Quotation Bureau, Incorporated, for the periods indicated.

            Quarter Ended                  High               Low
            -------------                  ----               ---

            March 31, 1996                $16.75            $15.00
            June 30, 1996                 $16.00            $14.75
            September 30, 1996            $16.75            $14.88
            December 31, 1996             $18.00            $15.25
            March 31, 1997                $17.50            $15.25
            June 30, 1997                 $16.00            $15.00
            September 30, 1997            $17.38            $15.25
            December 31, 1997             $23.50            $16.25
            March 31, 1998                $25.63            $21.50
            June 30, 1998                 $24.75            $21.63
            September 30, 1998            $25.00            $19.50

      These quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not necessarily represent actual transactions. On November 5, 1998, the daily high sales price was $23.75 and the daily low sales price was $23.75.

                           DESCRIPTION OF COMMON STOCK

      As of November 9, 1998, the capital stock of the Company consisted of 4,600,000 shares of Common Stock, $2.50 par value, of which 2,370,961 were issued and outstanding, and 3,121 shares of Class A 4.8% Cumulative Preferred Stock, $100 par value per share, were issued and outstanding.

      The information set forth below is summarized from the Articles of Organization, as amended, of the Company and the Indenture referred to below, each as amended or supplemented from time to time, which either have been previously filed with the Securities and Exchange Commission and are incorporated herein by reference, or are filed herewith as exhibits. The statements and descriptions contained in this Prospectus may not be complete and are qualified in their entirety by reference to such exhibits.

Dividend Rights

      The holders of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors subject to the preferential rights of the holders of Preferred Stock to receive full cumulative quarterly dividends at the rates set forth in the title of each class and series thereof before any dividends are paid to the holders of Common Stock.

Limitation on Payment of Dividends on Common Stock

      The Company's charter provisions relating to its Preferred Stock and the provisions of the Company's Indenture, as supplemented and amended, securing the Company's outstanding First Mortgage Bonds impose certain restrictions on the payment of cash dividends on, or repurchases of, Common Stock. Under the most restrictive of these provisions $3,576,115 of retained earnings was unrestricted at September 30, 1998.

Voting Rights

      Except as provided by law or otherwise provided below, the holders of Common Stock have the sole voting rights and are entitled to one vote for each share held of record. In addition, holders of fractional shares are permitted a vote equal to their fractional interest. The Company's Board of Directors is classified into three classes. There are no cumulative voting rights, which means that a majority of the Common Stock voting at any election can elect the directors for the class whose term is then expiring.

      The Company's Articles of Organization and By-laws contain provisions specifying the vote necessary to take certain actions. The approval of a business combination not approved by a two-thirds vote of the Board of Directors requires a 75% vote of the Common shareholders. The approval of an amendment removing or altering that provision or provisions concerning the classification of directors, filling vacancies on the Board of Directors and notice requirements for shareholder meetings also require a 75% vote of the Common shareholders.

Charter Provisions That May Affect Attempts To Change Control Of The Company

      The Company's Articles of Organization and By-Laws contain provisions that may have the effect of delaying or deterring a change in control of the Company by requiring a vote of 75% of the Company's outstanding Common shares for approval of certain business combinations of the Company and another entity, which the Company's Board of Directors has not approved by a two-thirds majority. Other provisions concerning classification of the Board, filling vacancies on the Board and notice requirements also may have such an effect, but those provisions operate regardless of whether extraordinary corporate transactions are proposed.

Miscellaneous

      The Common Stock has no conversion rights and is not subject to redemption. The outstanding shares of Common Stock are, and the shares to be issued under the Plan will be, when issued and paid for, fully paid and non-assessable.

      We distribute to our shareholders annual reports containing audited financial statements, and, in addition, twelve-month condensed financial statements in each quarter.

      The transfer agent of the Company's Common Stock is State Street Bank and Trust Company, Boston, Massachusetts.

                               LEGAL OPINIONS

      Legal matters in connection with this offering will be passed upon for the Company by Rich, May, Bilodeau & Flaherty, P.C., Old South Building, 294 Washington Street, Boston, Massachusetts 02108, general counsel for the Company. The Chairman of the Board of Directors of the Company, Franklin M. Hundley, is of counsel to, and a former a managing director of the firm of Rich, May, Bilodeau & Flaherty, P.C.

                                   EXPERTS

      The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                               INDEMNIFICATION

      The Company's By-Laws permit the Company's directors and officers (and persons who occupy such positions in other companies at the request of the Company) to be indemnified for liabilities arising in connection with any action, suit or proceeding prosecuted to a final determination on the merits (except for any costs or expenses as to which such person shall be finally adjudged to be liable), and any action, suit or proceeding which is settled with the approval of the court having jurisdiction thereof, but only in such amount (which shall not include any sum ordered to be paid by such indemnified person to the Company) as such court shall determine to be fair and reasonable under the circumstances. Indemnification payments properly authorized may include reimbursement for the amount of the claim or judgment and expenses of defense, including legal fees. Massachusetts law allows such indemnification, but limits provision of indemnification where a person is adjudicated not to have acted in good faith in the reasonable belief that such action was in the best interest of the corporation. Indemnification is also available to officers and directors in connection with certain actions taken by them in reliance upon governmental regulations, rules, orders and determinations. Certain liabilities arising under the Securities Act of 1933 may be covered by this indemnification provision, although the By-Laws provide that indemnification of liabilities arising under such Act shall be available only to the extent that such rights of indemnification may be determined to be valid by a court of competent jurisdiction. Massachusetts law also allows a corporation to purchase and maintain insurance on behalf of such persons against any liabilities incurred in the capacity of director or officer and the Company has such insurance.

      Pursuant to a vote by Common shareholders at their 1987 Annual Meeting, the Company's Articles of Organization were amended to provide that, to the fullest extent that the General Laws of the Commonwealth of Massachusetts as they exist on the date of such vote, or as they may thereafter be amended, permit the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Company with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


===========================================================================


                          The Berkshire Gas Company

                                 SHARE OWNER
                            DIVIDEND REINVESTMENT
                                     and
                             STOCK PURCHASE PLAN


                                Common Stock
                              ($2.50 Par Value)

                              November 10, 1998

                                 PROSPECTUS


===========================================================================

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The following are the estimated expenses in connection with the proposed issuance and distribution of the Common Stock:

            Registration Fee                        $ 1,321
            Printing                                $ 6,000
            Accounting Fees                         $ 1,200
            Legal Fees                              $12,000
            Miscellaneous Expenses                  $ 1,000
                                                    -------
                  Total (estimated)                 $21,521

Item 15.  Indemnification of Directors and Officers

      The general effect of the Company's Bylaws with respect to insurance for and indemnification of directors and officers is set forth in Part I of this Registration Statement under "INDEMNIFICATION" and is incorporated herein by this reference.

Item 16.  List of Exhibits

      See Exhibit Index at page II-5.

Item 17.  Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (5) To furnish the Division of Corporation Finance a letter informing said Division when all of the securities registered have been sold.

      The issuer hereby undertakes to transmit or cause to be transmitted to all participants in the Plan (except those who, having the same address as a shareholder of the registrant, have consented in writing that only one copy of such material need be sent to such address), who do not otherwise receive such material as shareholders of the issuer, at the time and in the manner such material is sent to its shareholders generally, copies of all reports, proxy statements and other communications distributed to its shareholders generally. This issuer also undertakes to transmit to the Commission for its information copies of all such material which is not otherwise furnished to or filed with the Commission pursuant to any other requirement of the Commission. Copies of such material transmitted to the Commission pursuant to this undertaking shall not be deemed to be "filed" as a part of the registration statement.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Pittsfield, Massachusetts, on the 6 day of November, 1998.


                                       THE BERKSHIRE GAS COMPANY

                                       BY:  /s/ Michael J. Marrone
                                       Michael J. Marrone, Vice President
                                       Treasurer and Chief Financial Officer

                              Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott S. Robinson and Michael J. Marrone, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about said matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities indicated on the 6 day of November, 1998.


      (i)   Principal Executive Officer:

            /s/ Scott S. Robinson,               President
            Scott S. Robinson

      (ii)  Principal Financial Officer and
            Principal Accounting Officer:

            /s/ Michael J. Marrone,              Vice President, Treasurer
            Michael J. Marrone                   and Chief Financial Officer

      (iii) Directors:

            /s/ George R. Baldwin
            George R. Baldwin

            /s/ John W. Bond
            John W. Bond

            /s/ Paul L. Gioia
            Paul L. Gioia

            /s/ Franklin M. Hundley
            Franklin M. Hundley

            /s/ James R. Keys
            James R. Keys

            /s/ Scott S. Robinson
            Scott S. Robinson

            /s/ Robert B. Trask
            Robert B. Trask

                                EXHIBIT INDEX

      Certain of the following exhibits are filed herewith or will be filed herewith by amendment. Certain other of the following exhibits have heretofore been filed with the Commission and pursuant to Rule 411 are incorporated herein by reference.

                                                                 Sequential
Exhibits*      Description of Exhibit                            Page Number
---------      ----------------------                            -----------

Exhibit 1.     Underwriting Agreement.

               Not applicable.

Exhibit 2. Plan of acquisition, reorganization arrangement, liquidation or succession.

Exhibit 4. Instruments defining rights of security holders, including indentures.

4(a) First Mortgage Indenture and Deed of Trust, dated as of July 1, 1954, between Pittsfield Coal Gas
               Company (now the Berkshire Gas Company) and
               Chemical Bank & Trust Company (now Chemical Bank),
               Trustee (Exhibit 4(c) to the Company's Registration
               Statement on Form S-1, File No. 2-19808).

4(b)           First Supplemental Indenture, dated as of June 1,
               1956, between the Company and Chemical Corn
               Exchange Bank (now Chemical Bank), Trustee
               (Exhibit 4(d) to the Company's Registration
               Statement on Form S-1, File No. 2-19808).

4(c)           Second Supplemental Indenture, dated as of
               October 1, 1957, between the Company and
               Chemical Corn Exchange Bank (now Chemical Bank),
               Trustee (Exhibit 4(e) to the Company's Registration
               Statement on Form S-1, File No. 2-19808).

4(d)           Third Supplemental Indenture, dated as of
               October 1, 1958, between the Company and
               Chemical Corn Exchange Bank (now Chemical Bank),
               Trustee (Exhibit 4(f) to the Company's
               Registration Statement on Form S-1, File
               No. 2-19808).

4(e)           Fourth Supplemental Indenture, dated as of
               August 1, 1960, between the Company and
               Chemical Bank New York Trust Company (now
               Chemical Bank), Trustee. (Exhibit 4(e) to the
               Company's Registration Statement on Form S-2,
               File No. 33-1492).

4(f)           Fifth Supplemental Indenture, dated as of
               June 1, 1962, between the Company and Chemical
               Bank New York Trust Company (now Chemical Bank),
               Trustee. Filed as Exhibit 4(f) to the
               Company's Registration Statement on Form S-2,
               File No. 33-1492, and incorporated herein by reference.

4(g)           Sixth Supplemental Indenture, dated as of
               February 1, 1965, between the Company and
               Chemical Bank New York Trust Company
               (now Chemical Bank),Trustee. Filed as Exhibit
               4(g) to the Company's Registration Statement on Form S-2, File No. 33-1492, and incorporated herein by reference.

4(h)           Seventh Supplemental Indenture, dated as of
               October 1, 1965, between the Company and
               Chemical Bank New York Trust Company
               (now Chemical Bank), Trustee. Filed as Exhibit
               4(h) to the Company's Registration Statement on
               Form S-2, File No. 33-1492, and incorporated herein by reference.

4(i)           Eighth Supplemental Indenture, dated as of
               September 1, 1967, between the Company and
               Chemical Bank New York Trust Company (now
               Chemical Bank), Trustee. Filed as Exhibit 4(i) to the Company's Registration Statement on Form S-2, File No. 33-1492, and incorporated herein by reference.

4(j)           Ninth Supplemental Indenture, dated as of
               April 1, 1969, between the Company and
               Chemical Bank, Trustee. Filed as Exhibit 4(j) to the Company's Registration Statement on Form
               S-2, File No. 33-1492, and incorporated herein by reference.

4(k)           Tenth  Supplemental Indenture, dated as of
               March 1, 1972, between the Company and
               Chemical Bank, Trustee. Filed as Exhibit 4(k) to the Company's Registration Statement on Form
               S-2, File No. 33-1492, and incorporated herein by reference.

4(l)           Eleventh Supplemental Indenture, dated as of
               April 15, 1975, between the Company and
               Chemical Bank, Trustee. Filed as Exhibit 4(l) the Company's Registration Statement on Form S-2,
               File No. 33-1492, and incorporated herein by reference.

4(m)           Twelfth Supplemental Indenture, dated as of
               November 27, 1978, between the Company and
               Chemical Bank, Trustee. Filed as Exhibit 4(m) to the Company's Registration Statement on Form S-2, File No. 33-1492, and incorporated herein by reference.

4(n) Thirteenth Supplemental Indenture, dated as of October 15, 1981, between the Company and Chemical Bank, Trustee. Filed as Exhibit 4(n) to the Company's Registration Statement on Form
               S-2, File No. 33-1492, and incorporated herein by reference.

4(o) Fourteenth Supplemental Indenture, dated as of August 19, 1983, between the Company and Chemical Bank, Trustee. Filed as Exhibit 4(o) to the Company's Registration Statement on Form
               S-2, File No. 33-1492, and incorporated herein by reference.

4(p)           Fifteenth Supplemental Indenture, dated as of
               August 19, 1985, between the Company and
               Chemical Bank, Trustee. Filed as Exhibit 4(p) to the Company's Registration Statement on Form
               S-2, Registration No. 33-1492, and incorporated herein by reference.

4(q)           Sixteenth Supplemental Indenture, dated as of
               January 1, 1988, between the Company and
               Chemical Bank, Trustee. Filed as Exhibit 4(q) to the Company's Registration Statement on Form
               S-3, Registration No. 33-27785, and incorporated herein by reference.

4(r) Seventeenth Supplemental Indenture, dated as of February 1, 1989, between the Company and Chemical Bank, Trustee. Filed as Exhibit 4(r) to the Company's Registration Statement on Form
               S-3, Registration Statement No. 33-27785, and incorporated herein by reference.

4(s)           Eighteenth Supplemental Indenture, dated as of
               September 1, 1991, between the Company and
               Chemical Bank, Trustee. Filed as Exhibit 4(x) to the Company's Registration Statement on Form
               S-3, Registration Statement No. 33-64302, and incorporated herein by reference.

4(t)           Nineteenth Supplemental Indenture, dated as of
               September 1, 1992, between the Company and
               Chemical Bank, Trustee. Filed as Exhibit 4(z) to the Company's Registration Statement on Form
               S-3, Registration Statement No. 33-64302, and incorporated herein by reference.

4(u)           Debenture Indenture, dated as of November 1,
               1986, between the Company and Centerre Trust
               Company of St. Louis (now Boatmen's Trust
               Company), as Trustee. Filed as Exhibit 4(q) to the Company's Registration Statement on Form S-2,
               Registration Statement No. 33-9509, and
               incorporated herein by reference.

4(v)           Senior Note Agreement, dated as of
               July 1, 1990, between the Company and
               Allstate Life Insurance Company. Filed as Exhibit
               4(w) to the Company's Registration Statement on Form S-3, Registration Statement No. 33-64302, and incorporated herein by reference.

4(w) Charter of the Company. Filed as Exhibit 3(a) to the Company's Form 8, amending the Company's
               Form 10-Q for the fiscal quarter ended September
               30, 1984, File No. 0-1857- 3, and incorporated herein by reference.

4(x)           Amendment to the Company's Charter, dated
               October 30, 1985. Filed as Exhibit 3(b) to the
               Company's Registration Statement on Form  S-2,
               Registration Statement No. 33-1492, and
               incorporated herein by reference.

4(y)           Amendment to the Company's Charter, dated
               July 14, 1986. Filed as Exhibit 3(a) to the
               Company's Form 10-K for the fiscal year
               ended June 30, 1986, File No. 0-1857-3, and incorporated herein by reference.

4(z)           Amendment to the Company's Charter, dated
               October 28, 1986. Filed as Exhibit 4(v) to the
               Company's Registration Statement on Form S-3,
               Registration Statement No. 33-27785, and incorporated herein by reference.

4(aa)          Amendment to the Company's Charter, dated
               June 15, 1992. Filed as Exhibit 4(y) to the
               Company's Registration Statement on Form S-3,
               Registration Statement No. 33-64302, and incorporated herein by reference.

4(bb)          Amendment to the Company's Charter, dated
               July 29, 1994. (Exhibit 4(bb) on the Company
               Registration Statement on Form S-2, Registration
               Statement No. 33-83828).

Exhibit 5.     Opinion regarding legality.

**5            Opinion of Rich, May, Bilodeau & Flaherty, P.C.

Exhibit 8.     Opinion regarding tax matters.

               Not applicable.

Exhibit 12.    Statement regarding computation of ratios.

               Not applicable.

Exhibit 15. Letter regarding unaudited interim financial information.

               Not applicable.

Exhibit 23.    Consents of Experts and counsel.

**23(a) Consent of Deloitte & Touche LLP, independent certified public accountants.

**23(b)        Consent of  Rich, May, Bilodeau & Flaherty,
               P.C. (included in opinion filed as Exhibit
               5 to this Registration Statement).

Exhibit 24.    Power of Attorney.

**24(a) Power of Attorney (set forth on page II-3 of this Registration Statement).

Exhibit 25.    Statement of eligibility of trustee

               Not applicable.

Exhibit 26.    Invitations for competitive bids.

               Not applicable.

Exhibit 27.    Financial data schedules.

               Not applicable.

Exhibit 99.    Additional Exhibits

*99(a)         A copy of the Order of the Massachusetts
               Department of Public Utilities dated November 5,
               1998, relating to the issue and the sale of 200,000 shares of common stock pursuant to the Plan.

<F*>  Exhibit numbers designated in Regulation S-K
<F**> Filed herewith